Jones Lang LaSalle
Income Property Trust™

Quarterly Report for the period ended March 31, 2013

EXECUTIVE SUMMARY

In the first quarter 2013, Jones Lang LaSalle Income Property Trust:

- Paid a dividend distribution of $0.10 per share equal to an annualized gross current yield of approximately 3.9% on our quarter ending NAV per share[1];
- Declared our sixth consecutive quarterly dividend for the second quarter of 2013 at $0.10 per share;
- Reduced our Company leverage ratio to 61% through the repayment of debt;
- Maintained portfolio occupancy at 92%;
- Executed a significant lease with Fannie Mae at Monument IV at Worldgate, our office building located near Washington, D.C.;
- Realized an 8 cent per share decline in NAV as a result of a net decrease in underlying property values primarily related to a tenant bankruptcy at Canyon Plaza, our office property located near San Diego, California;
- Experienced positive capital inflows from the sales of shares.

Portfolio Summary

Total Assets[2] (at fair value)	$831 million
Properties	33
Total Square Feet & Units	3.9 mil. & 2,015 units
Portfolio Occupancy	92%
Company Leverage Ratio	61%
Average Remaining Lease Term[3]	5.4 Years
Geographic Diversification	10 States and Canada
Investment Strategy	Diversified - Core
Inception Date[4]	October 1, 2012
Gross Q1 Dividend Paid	$3.3 million
Gross Q1 Dividend Per Share Paid	$0.10
Advisory Fee	1.25% on NAV
Tax Reporting	1099-DIV

Returns Summary - Gross Dividend (as of 03-31-2013)[5]

	Class E	Class M	Class A
NAV per Share[6]	$10.06	$10.05	$10.04
Total Q1 Return	0.20%	0.20%	0.20%
Cumulative Total Return[7]	2.60%	2.50%	2.40%

Returns Summary - Net Dividend (as of 03-31-2013)[5]

	Class E	Class M	Class A
NAV per Share[6]	$10.06	$10.05	$10.04
Total Q1 Return	0.20%	0.12%	0.00%
Cumulative Total Return[7]	2.60%	2.34%	2.09%

[1] Annualized dividend yield is calculated by multiplying the most recent quarterly dividend by four and dividing the results by the quarter ending NAV. Fees and expenses reduce cash available for distribution. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or offering proceeds. Since the company began operations in 2004, cumulative distributions have been funded by cash flow from operations.

[2] Total assets at fair value are reported at pro-rata share.

[3] Average remaining lease term excludes our seven apartment properties as these leases are generally one year in term.

[4] This offering went effective with the SEC on October 1, 2012 at an initial offering price of $10.00 per share.

[5] Past performance is no guarantee of future results. Returns are net of Company expenses and fees.

[6] NAV is reported based on the fair value of assets less liabilities. Our daily NAV can be found on our website at www.jllipt.com and our toll-free number, 855.652.0277. For important disclosures regarding the Company's performance please refer to the "Notes" section in the back of this letter.
Current performance may be higher or lower than the performance quoted herein. The investment return and principal value of an investment will fluctuate so that an investment may be worth more or less than its original cost. No representation or warranty is made as to the efficacy of any particular strategy or the actual returns that may be achieved.

[7] Cumulative Total Return is calculated by adding share price changes since 10/1/2012 (the date JLLIPT's continuous public offering was launched at $10.00 per share) with cumulative dividends since 10/1/2012 and dividing the result by $10.00.

Confidential | Distribution or reproduction prohibited | See back panel for important disclosure information

1

Leasing & Occupancy As of March 31, 2013, total portfolio occupancy was 92%, which remained flat as compared to the December 31, 2012 occupancy. In February 2013, we executed a three- year lease agreement with Fannie Mae at Monument IV at Worldgate. The tenant took occupancy and began paying rent in March. This improved the building occupancy to 83% from 47% at December 31, 2012. It is important to note that our portfolio occupancy remained constant between March 31, 2013 and December 31, 2012, even with the loss of our primary tenant at Canyon Plaza. 2 Quarterly Report | March 31, 2013 Distributions On May 7, 2013, management recommended and our board of directors approved a gross dividend declaration for the second quarter of 2013 of $0.10 per share to stockholders of record as of June 27, 2013 to be paid on August 2, 2013. The $0.10 per share gross distribution represents an annualized current yield of approximately 3.9% on our current NAV per share. Share Value As of March 31, 2013, the NAV per share was $10.04 for our Class A shares, $10.05 for our Class M shares and $10.06 for our Class E shares. The differences in NAV among the share classes are due to the differing fees associated with each share class. Our property investment portfolio is externally appraised by our independent valuation advisor, Real Estate Research Corporation. In the first quarter 2013, a net 0.6% decrease in property values caused a drop in NAV of approximately $0.08 per share. The decrease in NAV was primarily related to the bankruptcy of Conexant Systems at Canyon Plaza. Our daily share values are posted on our website (www.jllipt.com) and are available via our stockholder services customer support line at 855.652.0277. Investment Returns The combination of share appreciation and dividend distributions for the rolling four quarters ending March 31, 2013 generated a 9.5% total return, comprised of a 4.1% cash return and a 5.4% share appreciation return, for stockholders owning our shares for the four quarters ending March 31, 2013 (Class E stockholders only). Capital Raising Since the continuous public offering of our shares was declared effective by the SEC on October 1, 2012, we have seen strong capital inflows, raising in excess of $86 million through the end of first quarter. The success in raising new capital has helped us execute on a number of key strategic initiatives, including paying down debt to decrease our Company leverage ratio and allowing us to actively begin sourcing new investments to expand and diversify our portfolio holdings. COMPANY UPDATE 6% Industrial 50% Office 18% Retail 26% Apartment 19% Midwest 14% East 36% West 26% South 5% International Portfolio Diversification By Property Type By Geographic Region PORTFOLIO UPDATE Confidential | Distribution or reproduction prohibited | See back panel for important disclosure information

3 Leverage Reducing the Company’s leverage ratio to its long-term target level of 30%-50% remains a key strategic objective. During the first quarter we completed several important transactions towards achieving this objective, ultimately decreasing the Company leverage ratio from 63% at the end of 2012 to 61% as of March 31, 2013. During the quarter, we retired the $12.0 million note payable related to our purchase of the remaining 20% interest in 111 Sutter Street, our office building located in downtown San Francisco, California and we also entered into a loan modification agreement with the existing lender on the $54 million mortgage. The loan repayment and modification were in line with our objectives to deleverage our portfolio and reduce our weighted average interest rate on our outstanding debt. It is important to note that paying down debt is generally accretive to our current dividend yield as the average interest rate on the outstanding mortgage loans in the portfolio is approximately 5.5%, which is above our current annualized distribution rate of approximately 4%. After quarter end, in April, we repaid the mortgage note payable on Monument IV at Worldgate in advance of its maturity date. This further reduced the Company’s leverage ratio of 61% at March 31, 2013 to approximately 59% as of April 30, 2013. Outlook In the year ahead, we are optimistic that continued successful capital raising should allow us to advance our strategic objectives and further optimize, broaden and diversify our portfolio holdings. Our target acquisitions in the coming year may include well-located, well-leased industrial buildings and grocery-anchored community oriented retail properties as well as other property investments that match our operational and risk objectives. We believe that the evolving global real estate markets and improving property fundamentals continue to present excellent opportunities to acquire high-quality, income-producing properties and other real-estate related assets at attractive current yields. CONTACT We strive to keep you well informed regarding Jones Lang LaSalle Income Property Trust. If you have any questions, please speak to your designated account representative or contact shareholder services at 855.652.0277 between the hours of 8:00 a.m. and 5:00 p.m. central time or via email at jllipt@lasalle.com. Quarterly Report | March 31, 2013 Confidential | Distribution or reproduction prohibited | See back panel for important disclosure information

4 This report is current as of the date noted, is solely for informational purposes, and does not purport to address the financial objectives, situation, or specific need of any individual reader. The information contained herein has been obtained from sources believed to be reliable, but we cannot guarantee its accuracy or completeness. Opinions and estimates expressed herein are as of the date of the report and are subject to change without notice. Neither the information nor any opinion expressed represents a solicitation for the purchase or sale of any security. Economic or financial forecasts are inherently limited and should not be relied on as an indicator of future investment performance. Past performance is no guarantee of future results The Company is advised by LaSalle Investment Management, Inc. (“LaSalle”). Notes The returns shown in this document are intended to represent investment results for the Company for the period stated and are not predictive of future results. The returns have been prepared using unaudited quarterly and audited annual data, if available at the time, and valuations of the underlying investments in the Company’s portfolio, which are done or reviewed by our independent valuation advisor. Valuations based upon unaudited or estimated reports from the underlying investments may be subject to later adjustments or revisions. The returns are net of all management fees (e.g. the Fixed and Variable Management Fee) and Company expenses (e.g. administration, organization, legal and accounting fees, and transaction expenses) and include capital gains and other earnings. The year to date return is time-weighted using a geometric linking of quarterly returns. Strategies undertaken by the Company are not intended to track any index and information on indicies is provided for illustrative purposes only. Nothing herein should be construed as a solicitation of clients, or as an offer to sell or a solicitation of an offer to invest in the Company. Such investments may be offered only pursuant to an offering memorandum. Certain information herein has been obtained from public and third party sources and, although believed to be reliable, has not been independently verified and its accuracy, completeness or fairness cannot be guaranteed. Important Risk Disclosure Real Estate Investment Trusts (REITs) involve a significant degree of risk and should be regarded as speculative. They are only made available to qualified investors under the terms of the offering memorandum. The securities of issuers that are principally engaged in the real estate sector may be subject to risks similar to those associated with the direct ownership of real estate. These include: declines in real estate values, defaults by mortgagors or other borrowers and tenants, increases in property taxes and operating expenses, overbuilding, fluctuations in rental income, changes in interest rates, possible lack of availability of mortgage funds or financing, extended vacancies of properties, changes in tax and regulatory requirements (including zoning laws and environmental restrictions), losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from environmental problems, and casualty or condemnation losses. In addition, the performance of the local economy in each of the regions in which real estate is located affects occupancy, market rental rates and expenses and, consequently, has an impact on the income from such properties and their underlying values. No investment strategy or risk management technique can guarantee return or eliminate risk in any market environment. Holdings may be highly leveraged and, therefore, more sensitive to adverse business or financial developments. These investments are long-term and unlikely to produce realized income for investors for a number of years. Interests in these investments are not transferable. The holding may be illiquid—very thinly traded or assets for which no market exists. These investments may use leverage, which even on a short-term basis can magnify increases or decreases in the value of the investment. The business of identifying these investment opportunities is competitive. In addition, high fees and expenses may offset the Company’s profits. For complete disclosure of risks related to the Company, please see our Annual Report filed on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Reports on Form 10-Q, also filed with the SEC. Important Disclosure Information LaSalle Investment Management is one of the world’s leading real estate investment managers and is a registered investment adviser with the SEC under the Investment Advisers Act of 1940. LaSalle is an indirect wholly-owned subsidiary of Jones Lang LaSalle Incorporated, a global real estate services firm listed on the New York Stock Exchange. This document is being provided on a confidential basis for informational purposes only. Nothing herein is or should be construed as investment, legal or tax advice, a recommendation of any kind, a solicitation of clients, or an offer to sell or a solicitation of an offer to invest in the Company. An investment in the Company may be offered only pursuant to the Company’s confidential offering memorandum or prospectus, subscription document, operating agreement, Privacy Policy and Disclosure and Waiver Letter, as applicable, and other related documents (collectively, the “Offering Package”). The information contained herein is not complete, may not be current, is subject to change, and is subject to, and qualified in its entirety by, the more complete disclosures, risk factors and other terms that are contained in the Offering Package. Certain information herein has been obtained from third party sources and although believed to be reliable, has not been independently verified and its accuracy or completeness cannot be guaranteed. No representation is made with respect to the accuracy, completeness, or timeliness of this document. Prior to investing in the Company, investors must carefully review the Offering Package and acknowledge in writing that they understand the risks associated with such an investment. Prospective investors must complete the subscription document, which requires certification of the investor’s qualifications, including without limitation, the investor’s financial suitability, investment sophistication and experience, and willingness and ability to bear the risks associated with an investment in the Company. Prospective investors should consult their tax and/or legal advisors before making tax-related and/or legal-related investment decisions. This report contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” and other similar terms, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Copyright © 2013 LaSalle Investment Management, Inc. All rights reserved. No part of this publication may be reproduced by any means, whether graphically, electronically, mechanically or otherwise howsoever, including without limitation photocopying and recording on magnetic tape, or included in any information store and/or retrieval system without prior permission of LaSalle.